EXHIBIT 10(j)

                             EMPLOYMENT AGREEMENT


Employment Agreement, dated as of December 13, 1993, between FPL Group, Inc., a Florida corporation (the "Company"), and James L. Broadhead, residing at
                       , Florida  (the "Employee").

The Company and the Employee agree as follows:

1. Position. The Company currently employs the Employee, and the Employee currently serves the Company, as Chairman of the Board, President, and Chief Executive Officer. The Employee also serves as Chairman of the Board and Chief Executive Officer of Florida Power & Light Company. The parties intend that the Employee shall continue to so serve in the aforesaid capacities throughout the term of this employment agreement (the "Agreement").

2. Term. The term of this Agreement shall commence on January 1, 1994, and shall continue through December 31, 1997 (the "Term"); provided, however, that commencing on January 1, 1997, and each January 1 thereafter, the Term shall automatically be extended for one additional year, unless at least 30 days prior to such January 1 date, the Company or the Employee shall have given written notice that it or he does not wish to extend the Term. Notwithstanding the foregoing, the Employment Agreement dated February 13, 1989, as now in effect or as hereafter amended (the "Supplemental Employment Agreement") between the Company and the Employee shall continue in full force and effect in accordance with its terms and, in the event of a "Change of Control" (as defined therein) of the Company, this Agreement shall terminate as of the Effective Date under the Supplemental Employment Agreement, and thereafter the Employee's employment relationship with the Company shall be governed by the provisions of the Supplemental Employment Agreement.

3. Duties. Throughout the Term of this Agreement the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company and its Affiliates, except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or a member of an advisory committee of any organization involving no conflict of interest with the Company, from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement. As used in this Agreement, the term "Affiliates" means any entity controlled by the Company, whether by means of ownership or otherwise.

4.  Compensation.

(a) Base Salary. The Company shall pay to the Employee a Base Salary at the minimum rate of $765,900 per year, payable in equal installments not less frequently than monthly. Such salary shall be reviewed at least annually (beginning in 1994), with any increases taking into account, among other factors, corporate and individual performance and increases in cost of living indexes.

(b) Annual Incentive Compensation. In addition to Base Salary, the Employee shall be entitled to participate in the Company's Annual Incentive Plan, as in effect on the date of this Agreement or as may be modified from time to time but providing substantially similar opportunities and benefits, on a basis that provides the Employee with opportunities and benefits at least equal, both as to amount and percentage of total compensation, to those afforded the Employee under the Annual Incentive Plan as in effect on the date of this Agreement.

(c) Long Term Incentive Compensation. In addition to Base Salary and Annual Incentive Compensation, the Employee shall be entitled to participate in the Company's Performance Share Plan, as in effect on the date of this Agreement or as may be modified from time to time but providing substantially similar opportunities and benefits, under the Long Term Incentive Plan on a basis that provides the Employee with opportunities and benefits at least equal, both as to amount and percentage of compensation, to those afforded the Employee under the Performance Share Plan as in effect on the date of this Agreement.
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(d)  Benefit Plans. The Employee shall be entitled to participate on a basis commensurate with his duties and responsibilities as Chairman of the Board, President, and Chief Executive Officer in all applicable retirement and employee benefit plans of the Company, including, without limitation, the FPL Group Employee Pension Plan; the Benefit Restoration Plan of FPL Group, Inc. and Affiliates; the FPL Group, Inc. Supplemental Executive Retirement Plan; FPL Group Employee Thrift Plan; Medical Plan for Employees of FPL Group and Affiliates; the Life Insurance Plan for Employees of FPL Group and Affiliates; the Long Term Disability Plan for Employees of FPL Group and Affiliates; the FPL Flex Plan for Employees of FPL Group and Affiliates; and the Dental Plan for Employees of FPL Group and Affiliates, the Company's Executive Benefits Program, and such other benefit plans as may be adopted from time to time during his employment with the Company.

(e) Supplemental Retirement Plan. The Employee has been provided with an Amended and Restated Supplemental Executive Retirement Plan adopted by the Compensation Committee on September 16, 1991 (the "Supplemental Retirement Plan") and related Restricted Stock Award Agreements. The Supplemental Retirement Plan and related Restricted Stock Award Agreements shall be continued in full force and effect and are amended by the provisions of Paragraph 6(b).

(f) Fringe Benefits. The Employee shall be entitled to fringe benefits in accordance with the practices and policies of the Company in effect for the Employee on the date of this Agreement.

(g) Business Expenses. The Company shall, in accordance with policies then in effect with respect to payment of expenses, pay or reimburse the Employee for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Employee in performing services hereunder. All such expenses shall be accounted for in such reasonable detail as the Company may require.

5.  Termination.

(a) Death. In the event of the death of the Employee during the Term of this Agreement, his Base Salary shall be paid to his designated beneficiary, or in the absence of such designation to the estate or other legal representative of the Employee, through the month in which death occurs. Other death benefits will be determined and paid in accordance with the terms of the Supplemental Retirement Plan and all other applicable benefit programs and plans of the Company.

(b) Disability. The Company may terminate the Employee's employment hereunder in the event of the Employee's Total and Permanent Disability as defined in the Long Term Disability Plan for Employees of FPL Group and Affiliates, as amended from time to time or any successor plan thereof. In such event the Employee shall be entitled to compensation in accordance with such Plan, the Supplemental Retirement Plan, and all other applicable benefit programs and plans of the Company.

(c) Cause. The Company may terminate the Employee's employment hereunder for Cause, which for purposes of this Agreement shall mean (i) an act of dishonesty constituting a felony and intended to result in substantial personal enrichment at the expense of the Company or its Affiliates or (ii) the willful refusal (except for incapacity due to accident or illness) to perform substantially his duties as set forth in Paragraph 3, provided that such refusal shall have resulted in demonstrable material injury to the Company or its Affiliates. No act or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that his action or omission was in the best interest of the Company and its Affiliates.

If the Employee's employment is terminated for Cause, this Agreement shall terminate without further obligation to the Employee other than the obligation to pay to him the Base Salary through the date of termination, the amount of any other compensation previously awarded to him and still unpaid, and whatever benefits he may be entitled to under the Company's benefit programs and plans.

(d) Without Cause. The Company may terminate the Employee's employment at any time for whatever reasons it deems appropriate; provided, however, that in the event such termination is not due to Disability or for Cause, the Employee shall be entitled to receive the Termination Benefits set forth in Paragraph 6.

(e) Constructive. The Employee may terminate his employment hereunder for Good Reason, which for purposes of this Agreement shall mean: (i) the failure to reelect the Employee as Chairman of the Board, President, and Chief Executive Officer of the Company or Chairman of the Board and Chief Executive Officer of Florida Power & Light Company; (ii) a material diminution in the nature or scope of the authorities, powers, duties, or responsibilities attached to the Employee's position as described in Paragraphs 1 and 3; (iii) any failure by the Company to comply with any of the provisions of Paragraph 4 other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or (iv) a relocation of the Employee's place of work that requires him to commute more than 25 miles from his current residence in North Palm Beach, Florida.

If the Employee terminates his employment hereunder for Good Reason, he shall be entitled to receive the Termination Benefits set forth in Paragraph 6.

(f) Voluntary. In the event that the Employee terminates his employment at his own volition prior to the expiration of the Term (except as provided in Paragraph 5(e)), the Employee shall be limited to the same rights and benefits as provided in connection with a termination for Cause under Paragraph 5(c).

6. Termination Benefits. The Employee shall be entitled to the following benefits ("Termination Benefits") if, during the Term of the Agreement, the Company terminates the Employee's employment other than for Disability or Cause or the Employee terminates his employment for Good Reason:

(a)  A lump sum cash payment equal to the aggregate of the following amounts:

(i) The Employee's Base Salary through the month in which termination of employment occurs.

(ii) All Annual Incentive Compensation and Long Term Incentive Compensation, if any, awarded but not yet paid with respect to fiscal years ending prior to the fiscal year in which termination of employment occurs.

(iii) Two times the Employee's Base Salary, as in effect immediately prior to his termination of employment.

(iv) Two times the average of the Annual Incentive Awards paid or payable to the Employee by the Company and its Affiliates in respect of the two fiscal years immediately preceding the fiscal year in which termination of employment occurs.

(v) All amounts accrued to the date of termination of employment but not paid under each Performance Share Grant in progress under the Long Term Incentive Plan. With respect to the fiscal year in which termination of employment occurs, the payout for that year under each Performance Share Grant shall be prorated based on the assumption that 100% of the targeted award for that year is achieved.

(vi) An amount reflecting the economic equivalent of the employee benefit plans referred to in Paragraph 4(d) for the remaining Term of this Agreement.

Such lump sum payment shall be made within 30 days after termination of the Employee's employment.

(b) The Employee's benefits under the Supplemental Retirement Plan shall become fully vested and non-forfeitable and the restrictions under the related Restricted Stock Award Agreements shall lapse.

(c) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 6 be reduced by any compensation earned by the Employee after the termination of this Agreement.

7. Non-Compete. The Employee agrees that during the period ending two years after a termination of employment under Paragraph 5(d) or 5(e) and during the period ending one year after a termination of employment under Paragraph 5(f) (the "Non-Compete Period"), he shall not compete with the Company or any of its Affiliates. For purposes of this Agreement, the term "compete" shall mean engaging in a business as a more than 10 percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or any other individual or representative capacity if it involves: (i) engaging in the electric generation, transmission, or distribution business in competition with the Company in any state of the United States in which the Company or any of its Affiliates (which shall mean for purposes of this Paragraph 7 any Affiliate in which the Company owns, directly or indirectly, an equity interest of 20% or more) operates at any time during the Non-Compete Period; or (ii) rendering services or advice pertaining to the electric generation, transmission, or distribution business to or on behalf of any
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person, firm or corporation which is in competition with the Company or any of its Affiliates at any time during the Non-Compete Period in any state of the United States.

In the event the restrictions against engaging in a competitive activity contained in this Paragraph 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and over the maximum geographic area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Clauses (i) and (ii), above, are intended by the Company as separate and divisible provisions, and if for any reason any one is held to be invalid or unenforceable, neither the validity nor the enforceability of the other shall thereby be affected.

8. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses, which is obtained by the Employee during his employment by the Company or any of its Affiliates and which is not public knowledge (other than by acts by the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

9. Injunctive Relief. The Employee acknowledges that a breach of the restrictions against engaging in a competitive activity contained in Paragraph 7 and the disclosure of confidential information contained in Paragraph 8 will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Employee and the Company agree that if the Employee breaches the restrictions on engaging in a competitive activity or on the disclosure of confidential information contained in Paragraphs 7 and 8, then the Company shall be entitled to injunctive relief, without posting bond or other security.

10.  Successors and Assigns.

(a) Company. Subject to the provisions of Paragraph 2, this Agreement shall be binding upon and inure to the benefit of the Company or any corporation or other entity with which the Company may merge or consolidate or to which the Company may transfer all or substantially all of its assets and business, in which case the term "Company," as used herein, shall mean such corporation or other entity.

(b) Employee. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of an be enforceable by the Employee's legal representative.

11. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

12. Entire Agreement. This Agreement, the Supplemental Employment Agreement, the Supplemental Retirement Plan, the Restricted Stock Award Agreements, and the plans and documents referred to herein contain all of the understandings and representations between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. This Agreement may only be modified by an instrument in writing signed by the parties hereto.

13. Waiver of Breach. The waiver by any party of a breach of any condition or provision of this Agreement to be performed by the other party shall not operate or be construed to be a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

14. Notices. Any notice to be given hereunder shall be in writing and delivered personally, by telefacsimile, or by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:
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            If to the Company:
            FPL Group, Inc.
            700 Universe Boulevard
            P. O. Box 14000
            Juno Beach, Florida 33408
            Attention:  Corporate Secretary
            If to the Employee:

15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Florida, and judgment upon such award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The board of arbitrators shall consist of one arbitrator to be appointed by the Company, one by the Employee, and one by the two arbitrators so chosen. The arbitration shall be held in West Palm Beach, Florida, or such other place as may be agreed upon at the time by the parties to the arbitration. The cost of arbitration shall be borne among the parties to the arbitration as determined by the arbitrators. It is the intention of the parties that to the extent the Employee's position is upheld, his expenses (including cost of witnesses, evidence, and attorneys), as determined by the arbitrators, shall be reimbursed to him by the Company.

16. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

18. Titles. Titles to the paragraphs in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any paragraph.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               FPL GROUP, INC.


                                           By  /s/ LAWRENCE J. KELLEHER
                                               Lawrence J. Kelleher,
                                               Vice President, Human Resources


                                               /s/ JAMES L. BROADHEAD
                                               James L. Broadhead